Exhibit 10.1

EMPLOYMENT AGREEMENT

Employment Agreement (the "Employment Agreement") made as of this 10th day of April, 2017, by and between PETER A. MICHELOTTI an individual residing at 12 Hoyt Street, Madison, New Jersey 07940 (the "Employee"), SUSSEX BANK, a New Jersey state chartered commercial bank with its principal place of business located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey, 07866 (the "Bank"), and SUSSEX BANCORP, a New Jersey corporation with its principal place of business located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey, 07866 (the "Company"; the Bank and the Company sometimes collectively are referred to herein as "Employer").

WHEREAS, Community Bank of Bergen County, NJ (“CBBC”) has entered into a Plan and Agreement of Merger (the “Merger Agreement”) with the Company pursuant to which CBBC will merge with and into the Bank (the “Merger”);

WHEREAS, the Board of Directors of the Bank and the Board of Directors of the Company have each determined that it is in the best interests of each of the Bank and the Company to enter into this Agreement with Employee, and each respective Board has authorized the Bank and the Company to enter into this Agreement;

WHEREAS, the Employee agrees to be employed pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Employment. The Company and the Bank hereby jointly agree to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein.

2.          Position and Duties. The Employee shall be employed as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank, to perform such services in that capacity as are usual and customary for comparable institutions and as shall from time-to-time be established by the Chief Executive Officer and/or the Board of Directors of the Company and the Bank. Employee agrees that he will devote his full business time and efforts to his duties hereunder.

3.          Compensation. Employer shall pay to the Employee compensation for his services commencing upon the Employment Commencement Date (as defined herein) as follows:

(a)          Base Salary. The Employee shall be entitled to receive an annual base salary (the "Base Salary") at a rate of Two Hundred Forty-Five Thousand dollars ($245,000) per year, which shall be payable in installments in accordance with Employer's usual payroll method. Annually thereafter, on or prior to the anniversary date of this Agreement, the Board of Directors shall review the Employee's performance, the status of Employer and such other factors as the Board of Directors or a committee thereof shall deem appropriate and shall increase the Base Salary accordingly.

(b)          Incentive Plans.  Employee shall be entitled to participate in the Employer’s incentive plan for executive officers of the Employer.

4.          Other Benefits.

(a)          Automobile. During the Term, the Employee shall be entitled to the use of an Employer-owned car at all times as was provided on the closing date of the Merger. Upon request by the Employer, the Employee shall submit to the Employer on a timely basis documentation which defines the percentage of the Employee’s use of the vehicle which was for business purposes.

(b)          Insurance.  The Employee shall be entitled to receive hospital, health, medical, and life insurance of a type currently provided to and enjoyed by other senior officers of Employer, and shall be entitled to participate in any other employee benefit, incentive or retirement plans offered by Employer to its employees generally or to its senior management.

(c)          Expenses and Country Club. The Employee shall be entitled to reimbursement for all proper business expenses incurred by him with respect to the business of the Employer upon the provision of documentation evidencing such expenses in accordance with the Employer’s expense reimbursement policies and in the same manner and to the same extent as such expenses are reimbursed to other officers of the Employer. In addition, during the Term the Employer shall pay the cost of a membership at Arcola Country Club in Paramus, New Jersey.

5.          Term. The term of this Agreement shall commence on the closing date of the Merger (the “Employment Commencement Date”) and continue until the second (2nd) anniversary of the Employment Commencement Date (the “Initial Term”).  At the end of the Initial Term, and thereafter at the end of the Extension Term (as defined below) if any, the term of this Agreement shall automatically be renewed for one year (each such extension, an “Extension Term” and, with the Initial Term, the “Term”) unless either party hereto, by written notice provided at least 90 days prior to the end of the Initial Term or an Extension Term, as appropriate, elects not to so renew.

6.          Termination. Employee may be terminated at any time, without prejudice to Employee's right to compensation or benefits as provided herein.  Employee's rights upon a termination shall be as follows:

(a)          Cause. As used in this Agreement, the term "Cause" shall mean the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties (other than any failure resulting from the Employee’s incapacity due to physical or mental health) which failure has not been cured within ten (10) days after a written notice of such noncompliance has been given to Employee by Employer, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of any provision of this Agreement. Notwithstanding the above, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board of Directors of each of the Company and the Bank at meetings of their respective Boards called and held for that purpose (after reasonable notice to the Employee and an opportunity for him, together with counsel, to be heard before each such Board of Directors), finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct justifying termination for cause and specifying the particulars thereof in detail; provided, however, that nothing contained herein shall prohibit Employee from being suspended from his duties hereunder by a duly authorized agent of the Board upon a good faith determination that "cause" exists. Such suspension shall last until such time as the Board meeting provided for above shall have occurred, provided that such Board meeting shall occur within a reasonable period of time. During such suspension Employee shall continue to be an employee, entitled to all salary and benefits provided for hereunder.

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(b)          Termination With Cause. Employer shall have the right to terminate the Employee for "cause". In the event of such termination, the Employee shall not be entitled to any further benefits under this Agreement.

(c)          Termination Without Cause.  Upon a termination of Employee's employment hereunder without "cause", in recognition of such termination and Employee’s agreement to be bound by the covenants contained in Section 9 hereof, Employee shall be entitled to receive a lump sum severance payment equal to the amount that would have been paid to Employee for the lesser of (i) one year or (ii) the remaining unexpired term of this Employment Agreement as determined under Section 5, assuming no renewal or extension of the Term (the “Remaining Unexpired Term”) at his then current Base Salary with no discounting for early payment. In addition, Employer shall continue to provide the Employee with hospital, health, medical and life insurance, and any other like benefits in effect at the time of such termination for the lesser of (i) the period of one year or (ii) the Remaining Unexpired Term. The Employee shall have no duty to mitigate damages in connection with his termination by Employer without "cause". However, if the Employee obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

(d)          Death or Disability.  This Agreement shall automatically terminate upon the death or disability of Employee. Upon such termination, Employee shall not be entitled to any additional compensation hereunder, provided, however that the forgoing shall not prejudice Employee’s right to be paid for all compensation earned through the date of such termination and the benefits of any insurance programs maintained for the benefit of Employee or his beneficiaries in the event of his death or disability.

7.          Resignation for Cause. During the term of this Agreement, the Employee shall be entitled to resign from his employment with Employer, and in recognition of the termination of Employee’s employment in such circumstances and Employee’s agreement to be bound by the covenants contained in Section 9 hereof, Employee shall receive the payments provided for below, in the event that the Employee is not in breach of this Agreement and Employer (i) reassigns the Employee to a position of lesser rank or status than Chief Operating Officer, (ii) relocates the Employee's principal place of employment by more than fifty (50) miles from its location on the date hereof, or (iii) reduces the Employee's compensation or other benefits below the level specified herein. Upon the occurrence of any of these events, the Employee shall have thirty days to provide Employer notice of his intention to terminate this Agreement. In the event the Employee elects to so terminate this Agreement, such termination shall be treated as a termination without "cause" by Employer under Section 6(c) hereof, and the Employee shall be entitled to receive all payments and other benefits called for under such Section 6(c).

8.          Change in Control.

(a)        Upon the termination of Employee’s employment upon the occurrence of a Change in Control (as herein defined), Employee shall be entitled to receive the payments provided for under paragraph (c) hereof. In addition, if within eighteen (18) months of the occurrence of a Change in Control Employer or its successor shall (i) reassign the Employee to a position of lesser rank or status than Chief Operating Officer, (ii) relocate the Employee's principal place of employment by more than fifty (50) miles from its location prior to consummation of the Change in Control, or (iii) reduces the Employee's compensation or other benefits below the level in effect prior to the consummation of Change in Control, Employee have the right to resign his employment with the Employer or its successor and thereafter Employee shall become entitled to receive the payments provided for under paragraph (c) below.

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(b)          A "Change in Control" shall mean:

(i)          A reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction, in any case in which the holders of the voting stock of the Company prior to such transaction do not hold a majority of the voting power of the resulting entity; or

(ii)         Individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof; or

(iii)        Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees or any administration of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time-to-time in is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 35% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

(iv)        A tender offer is made for 35% or more of the voting securities of the Company and the shareholders owning beneficially or of record 35% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a voting of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

(c)          In the event the conditions of Section (a) above are satisfied, Employee shall be entitled to receive a lump sum payment equal to two (2) times Employee's then current Base Salary. In addition, Employee shall be entitled to receive from Employer, or its successor, hospital, health, medical and life insurance on the terms and at the cost to Employee as Employee was receiving such benefits upon the date of his termination for a period of two (2) years; provided, however, that in no event shall any payments provided for hereunder constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended or any successor thereto, and in order to avoid such a result the benefits provided for hereunder will be reduced, if necessary, to an amount which is One Dollar ($1.00) less than an amount equal to three (3) times Employee's "base amount" as determined in accordance with such Section 280G.

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9.          Covenant Not to Compete; Non-Solicitation.

(a) As consideration for the benefits conferred upon Employee hereunder, including, but not limited to Employee’s right to severance under Section 6(c), Employee agrees that during the term of his employment hereunder and for a period of one (1) year after the termination of his employment (the “Covenant Term”) he will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on NASDAQ) any enterprise which competes with Employer in the business of banking in the counties in which Employer conducts its business on the date of Employee's termination nor will Employee directly or indirectly, by and for Employee or on behalf or as agent for another, assist any third party directly or indirectly to solicit or provide services to customers of the Bank (including those customers who were customers within six (6) months prior to and including the date of the Employee’s termination of employment) for any products or services similar to or competing with those offered by the Bank. Similarly, the Employee shall not for the Covenant Term solicit or hire on his behalf or on behalf of any other entity, any individual who was or is an employee or independent contractor of the Employer within six (6) months prior to the date of the Employee’s termination of employment.

(b)          The Employee agrees that, during Covenant Term, he shall make himself available to the Employer for consultation from time to time to provide transition assistance to Employer and/or its successor. Such consultation shall not be on a full time basis and shall, to the fullest extent possible, be undertaken on a remote basis so that Employee shall not generally be required to render such consultations at the business location of the Employer.

(c)          In the event that this covenant not to compete or non-solicitation provision shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise discretion in reforming such covenant to the end that Employee shall be subject to a covenant not to compete and non-solicitation provision that is reasonable under the circumstances and enforceable by Employer. Employee agrees to be bound by any such modified covenant not to compete and non-solicitation provision.

10.         Miscellaneous.

(a)          Governing Law. In the absence of controlling Federal law, this Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey.

(b)          Severability. If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

(c)          Entire Agreement; Amendment. This Agreement sets for the entire understanding of the parties with regarding to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof and may only be amended by written agreement signed by both parties hereto or their duly authorized representatives. This Agreement is void ab initio if the Merger Agreement is terminated for any reason.

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(d)          Successors and Assigns. This Agreement shall be binding upon and become the legal obligation of the successors and assigns of Employer.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUSSEX BANK

By:	/s/ Anthony Labozzetta
Name:	Anthony Labozzetta
Title:	President and Chief Executive Officer

SUSSEX BANCORP

By:	/s/ Anthony Labozzetta
Name:	Anthony Labozzetta
Title:	President and Chief Executive Officer

EMPLOYEE

By:	/s/ Peter A. Michelotti
Name:	Peter A. Michelotti

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